DOW JONES & COMPANY, INC.
NON-COMPETITION AGREEMENT AND RELEASE OF CLAIMS

This Non-Competition Agreement and Release of Claims (this "Agreement") is made as of the 28th day of February 2006, by and between DOW JONES & COMPANY, INC., a Delaware corporation (the "Company"), and Peter R. Kann (the "Executive"), pursuant to the letter agreement, of even date herewith, between the Company and the Executive (the "Letter Agreement");

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

1.

Confidential Information.

(a)

Except as otherwise permitted by Section 1(a) below, the Executive shall not, at any time or for any reason, (i) disclose, publish, communicate or divulge any Confidential Information to any person, corporation or entity outside the Company, or (ii) otherwise exploit, sell or use any Confidential Information in any manner whatsoever other than for the benefit of the Company or any of its affiliates.  For the purposes of this Agreement, "Confidential Information" shall mean any and all trade secrets, confidential information, knowledge or data regarding the Company or any of its affiliates, officers, directors or employees, (I) where such trade secrets, information, knowledge or data is not generally known in the newspaper publishing or information services industries and which is reasonably considered confidential by the Company or its affiliates, and (II) where such information refers or relates in any manner whatsoever to the business activities, processes, services, publications, or products of the Company or its affiliates.  Such information (whether in printed or electronic form) includes, but is not limited to: business and development plans and strategies (whether contemplated, initiated or completed); business contacts; methods of operation; policies; customer and prospective customer lists; employee lists; business forecasts; financial, marketing and operating data and records; databases; advertising and marketing methods; training materials; performance reviews; project assessments; contracts or agreements with customers or vendors; statements, reports, strategic information and other information distributed to management; information relating to costs, revenues, profits, losses, assets and/or liabilities; any information concerning any publication, product, technology, procedure or service currently offered or under development by the Company; and any other similar information.

(b)

In the event the Executive shall be requested, by subpoena or otherwise, in a judicial, administrative or government proceeding to make disclosures of Confidential Information which are otherwise prohibited by this Agreement (whether by way of oral questions, interrogatories, requests for information or documents, subpoenas or similar process), the Executive shall notify the Company in writing of such request (and shall provide a copy of such request to the Company) within forty-eight (48) hours of the Executive's receipt thereof and before providing any information in response to such request.  The Company shall, at its sole expense,  provide counsel reasonably acceptable to the Executive to represent the Executive in connection with responding to any such subpoena or request for information, and if the Executive's personal counsel is advised by Company counsel not to respond to such request or to seek to quash such subpoena, the Executive will cooperate in doing so, provided, however, that the Executive shall not be under any obligation to take such action if the Executive's personal counsel advises the Executive that, in doing so, the Executive would possibly be subject to sanctions, fines, incarceration or other penalties.  The Company shall indemnify the Executive for any legal expense or other costs or liabilities that may result from the Executive's efforts to comply with the foregoing.

(c)

Following the conclusion of the Executive’s service as Chairman of the Company, the Executive shall return to the Company promptly upon request of the Company at any time all of the Company's or its affiliates' property and Confidential Information which is in tangible form (including, but not limited to, all correspondence, memoranda, files, manuals, books, lists, records, equipment, computer disks, magnetic tape, and electronic or other media and equipment) and all copies thereof in the Executive's possession, custody or control.

2.

Covenant Not to Compete.

(a)

Without the written consent of the Company, which may be given or withheld in its sole and absolute discretion, the Executive shall not, directly or indirectly, either individually or as a stockholder, director, officer, partner, consultant, owner, capital investor, lender, employee, agent, or in any other capacity (other than as a holder of no more than one percent (1%) of the outstanding stock of a publicly-traded corporation), until May 1, 2007, engage in the Company Business, or work for or provide services to any Competitor of the Company or its affiliates.  For the purposes of this Agreement, (i) the term "Company Business" shall mean the newspaper publishing, information services, and any other business engaged in, or proposed to be engaged in, by the Company or its affiliates as of the date hereof; and (ii) the term "Competitor" shall mean any natural person, corporation, firm, organization, trust, partnership, association, joint venture, governmental agency or other entity that engages, or proposes to engage, in Company Business.

(b)

Until May 1, 2007, the Executive shall not directly or indirectly, induce or attempt to induce or otherwise counsel, advise, ask or encourage any employee of the Company or its affiliates to leave the employ of the Company or its affiliates or to accept employment with another employer besides the Company or its affiliates as an employee or as an independent contractor.

(c)

The Executive agrees that the restrictions imposed upon him by the provisions of this Section 2 are fair and reasonable considering the nature of the Company Business, and are reasonably required for the protection of the Company.  The Executive further agrees that the provisions of Section 2(a) relating to areas of restriction and time periods of restriction are acceptable to the Executive.  Nevertheless, to the extent that these restrictions exceed the maximum areas of restriction, limitations or periods of time which a court of competent jurisdiction would enforce, the areas of restriction, limitations or time periods shall be modified by such court to be the maximum areas of restriction, limitations or time periods which such court would enforce.  If any other part of this Section 2 is held to be invalid or unenforceable, the remaining parts shall nevertheless continue to be valid and enforceable as though the unenforceable portions were absent.

(d)

The Executive acknowledges that a material breach of any of the provisions of Section 1 above or this Section 2 may result in continuing and irreparable damages to the Company for which there may be no adequate remedy at law and that the Company, in addition to all other relief available to it, shall be entitled to the issuance of a temporary restraining order, preliminary injunction and permanent injunction restraining the Executive from committing or continuing to commit any breach of the provisions of Section 1 above or this Section 2.  The Company’s obligations pursuant to the Letter Agreement and this Agreement shall cease as of the date of any material breach of any of the provisions of Section 1 above or this Section 2 by the Executive.  Furthermore, the Executive understands that his material breach of the provisions of Section 1 above or this Section 2 will cause monetary damages to the Company.  Thus, should the Executive materially breach the provisions of Section 1 above or this Section 2, he shall be required to pay the Company, as liquidated damages, the amount of the consideration paid by the Company to the Executive pursuant to the Letter Agreement and this Agreement plus all costs and expenses, including all attorneys' fees and expenses, that the Company incurs in enforcing Section 1 above or this Section 2.  The Executive agrees that the foregoing amount of liquidated damages is reasonable and necessary, and does not constitute a penalty.  The foregoing shall not preclude the Company from bringing an action in any court to recover actual monetary damages it incurs in excess of the liquidated damages to which it is otherwise entitled, nor shall it preclude the Executive from asserting in any proceeding, or from bringing an action to establish, that Section 1 above or this Section 2 has not been violated.

3.

Release and Waiver of Claims Against the Company.

(a)

The Executive, on behalf of himself, his agents, heirs, successors, assigns, executors and administrators, in consideration for the payments and other consideration provided for under the Letter Agreement and hereunder, hereby forever releases and discharges the Company and its successors, their affiliated entities, and their past and present directors, employees, agents, attorneys, accountants, representatives, plan fiduciaries, successors and assigns from any and all known and unknown causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities, and demands of whatsoever kind and character in any manner whatsoever arising in respect of matters occurring prior to February 1, 2006 or arising in connection with the relinquishment by the Executive of the position of Chief Executive Officer of the Company, including but not limited to (i) any claim for breach of contract, breach of implied covenant, breach of oral or written promise, wrongful termination, intentional infliction of emotional distress, defamation, interference with contract relations or prospective economic advantage, negligence, misrepresentation or employment discrimination, and including without limitation alleged violations of Title VII of the Civil Rights Act of 1964, as amended, prohibiting discrimination based on race, color, religion, sex or national origin; the Family and Medical Leave Act; the Americans With Disabilities Act; the Age Discrimination in Employment Act; other federal, state and local laws, ordinances and regulations; and any unemployment or workers' compensation law, excepting only those obligations of the Company expressly recited in the Letter Agreement, any claims to benefits under the Company's employee and executive benefit plans, programs and agreements or the indemnification provisions of the Company's bylaws or the provisions of the Company's Directors and Officers liability insurance for matters relating to or arising out of the Executive's services to the Company, its subsidiaries, affiliates and investees as an employee and executive of the Company, or as an officer or director of various of the Company's subsidiaries, affiliates and investees, during the period of Executive's employment by the Company through February 1, 2006; (ii) any and all liability that was or may have been alleged against or imputed to the Company by the Executive or by anyone acting on his behalf; (iii) all claims for wages, monetary or equitable relief, employment or reemployment with the Company in any position, and any punitive, compensatory or liquidated damages; and (iv) all rights to and claims for attorneys' fees and costs except as otherwise provided herein or in the Letter Agreement. The foregoing release shall not apply to claims made by the Executive for the Company’s acts of non-compliance with the terms of the Letter Agreement or this Agreement.

(b)

The Executive shall not file or cause to be filed any action, suit, claim, charge or proceeding with any federal, state or local court or agency relating to any claim within the scope of this Section 3.  In the event there is presently pending any action, suit, claim, charge or proceeding within the scope of this Section 3, or if such a proceeding is commenced in the future, the Executive shall promptly withdraw it, with prejudice, to the extent he has the power to do so.  The Executive represents and warrants that he has not assigned any claim released herein, or authorized any other person to assert any claim on his behalf.

(c)

In the event any action, suit, claim, charge or proceeding within the scope of this Section 3 is brought by any government agency, putative class representative or other third party to vindicate any alleged rights of the Executive, (i) the Executive shall, except to the extent required or compelled by law, legal process or subpoena, refrain from participating, testifying or producing documents therein, and (ii) all damages, inclusive of attorneys' fees, if any, required to be paid to the Executive by the Company as a consequence of such action, suit, claim, charge or proceeding shall be repaid to the Company by the Executive within ten (10) days of his receipt thereof.

(d)

Notwithstanding anything in this Agreement to the contrary, in the event of a material breach of this Section 3 by the Executive, the Company's obligations pursuant to the Letter Agreement and this Agreement shall cease as of the date of such breach.  Furthermore, the Executive understands that his material breach of the provisions of this Section 3 will cause monetary damages to the Company.  Thus, should the Executive materially breach the provisions of this Section 3, he shall be required to pay the Company, as liquidated damages, the amount of the consideration paid by the Company to the Executive pursuant to the Letter Agreement plus all costs and expenses, including all attorneys' fees and expenses, that the Company incurs in enforcing this Section 3.  The Executive agrees that the foregoing amount of liquidated damages is reasonable and necessary, and does not constitute a penalty.  The foregoing shall not preclude the Company from bringing an action in any court to recover actual monetary damages it incurs in excess of the liquidated damages to which it is otherwise entitled, nor shall it preclude the Executive from asserting in any proceeding, or from bringing an action to establish, that this Section 3 has not been violated.

4.

Release and Waiver of Claims Against the Executive.

The Company, on its own behalf, and on behalf of its various subsidiaries, affiliates, successors and assigns, hereby forever releases and discharges the Executive, together with his agents, heirs, successors, assigns, executors and administrators, from any and all known and unknown causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities or demands of whatsoever kind or character which in any way relate to or arise out of the Company's employment of the Executive prior to February 1, 2006 or the termination of such employment as Chief Executive Officer or which otherwise arise in respect of matters occurring prior to February 1, 2006, which the Company may now or hereafter have under any federal, state or local law, regulation or ordinance.  The release and waiver contained in this Section 4 of this Agreement shall not apply to any act of fraud or criminal conduct by the Executive of which the Company is not aware as of the date of this Agreement, nor to any act of non-compliance with the terms of the Letter Agreement or this Agreement by the Executive.

5.

No Admission of Wrongdoing.

The release of claims and waivers by the Company in Section 4 of this Agreement, and the payment by the Company of the amounts and other benefits set forth in Letter Agreement, to which the Executive would not otherwise be entitled, are being given to the Executive in return for the Executive's agreements and covenants contained in this Agreement.  Nothing contained in this Agreement shall be construed as an admission of liability or wrongdoing by either the Executive or the Company.

6.

Voluntary Execution of Agreement.

BY HIS SIGNATURE BELOW, THE EXECUTIVE ACKNOWLEDGES THAT:

(A)

I HAVE RECEIVED A COPY OF THIS AGREEMENT AND THE LETTER AGREEMENT, AND I WAS OFFERED A PERIOD OF FORTY-FIVE (45) DAYS TO REVIEW AND CONSIDER THEM;

(B)

IF I SIGN THIS AGREEMENT AND THE LETTER AGREEMENT PRIOR TO THE EXPIRATION OF FORTY-FIVE DAYS, I KNOWINGLY AND VOLUNTARILY WAIVE AND GIVE UP THIS RIGHT OF REVIEW;

(C)

I HAVE THE RIGHT TO REVOKE THIS AGREEMENT AND THE LETTER AGREEMENT FOR A PERIOD OF SEVEN DAYS AFTER I SIGN THEM BY MAILING OR DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE COMPANY’S VICE PRESIDENT/ HUMAN RESOURCES OR GENERAL COUNSEL, NO LATER THAN THE CLOSE OF BUSINESS ON THE SEVENTH DAY AFTER THE DAY ON WHICH I SIGNED THIS AGREEMENT AND THE LETTER AGREEMENT;

(D)

THIS AGREEMENT AND THE LETTER AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE SEVEN DAY REVOCATION PERIOD HAS EXPIRED WITHOUT THE AGREEMENT HAVING BEEN REVOKED;

(E)

THIS AGREEMENT AND THE LETTER AGREEMENT WILL BE FINAL AND BINDING AFTER THE EXPIRATION OF THE REVOCATION PERIOD REFERRED TO IN (C).  I AGREE NOT TO CHALLENGE THEIR ENFORCEABILITY;

(F)

I AM AWARE OF MY RIGHT TO CONSULT AN ATTORNEY, HAVE BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY, AND HAVE HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY, IF DESIRED, PRIOR TO SIGNING THIS AGREEMENT AND THE LETTER AGREEMENT;

(G)

NO PROMISE OR INDUCEMENT FOR THIS AGREEMENT AND THE LETTER AGREEMENT HAS BEEN MADE EXCEPT AS SET FORTH IN THIS AGREEMENT AND THE LETTER AGREEMENT;

(H)

I AM LEGALLY COMPETENT TO EXECUTE THIS AGREEMENT AND THE LETTER AGREEMENT, AND I ACCEPT FULL RESPONSIBILITY FOR EXECUTING THEM; AND

(I)

I HAVE CAREFULLY READ THIS AGREEMENT, INCLUDING THE RELEASE SET FORTH IN SECTION 3, AND THE LETTER AGREEMENT AND ACKNOWLEDGE THAT I HAVE NOT RELIED ON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT OR THE WRITTEN MATERIALS MAILED WITH THIS AGREEMENT, INCLUDING THE LETTER

AGREEMENT,AND WARRANT AND REPRESENT THAT I AM SIGNING THIS AGREEMENT AND THE LETTER AGREEMENT KNOWINGLY AND VOLUNTARILY.

7.

Notices.

All notices, requests, demands and other communications required or permitted hereunder shall be in writing, shall be deemed properly given if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or sent by telegram, telex, telecopy or similar form of telecommunication, and shall be deemed to have been given when received.  Any such notice, request, demand or communication shall be addressed:  (a) if to the Company, to the Company’s Vice President/Human Resources or General Counsel; (b) if to the Executive, to his last known home address on file with the Company; or (c) to such other address as the parties shall have furnished to one another in writing.

8.

Termination and Amendments; Miscellaneous.

(a)

The failure to insist upon strict compliance with any provision hereof, or the failure to assert any right hereunder, shall not be deemed to be a waiver of such provision or right or of any other provision or right under the Letter Agreement  or this Agreement.  In the event that any term, provision or release of claims or rights contained in this Agreement or the Letter Agreement is found or determined to be illegal or otherwise invalid and unenforceable, whether in whole or in part, such invalidity shall not affect the enforceability of the remaining terms, provisions and releases of claims or rights.

 (b)

This Agreement, together with the Letter Agreement, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and thereof and supersedes all prior and contemporaneous oral and written discussions, agreements and understandings of any kind or nature with respect to such subject matter.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

(c)

Any reference within this Agreement or the Letter Agreement to an action, judgment, conclusion, or determination by the Company shall mean an action, judgment, conclusion, or determination of the Board of Directors of the Company or its authorized representative(s).

(d)

 The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

(e)

This Agreement and the Letter Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, applicable to agreements made and to be performed entirely within such State, without regard to conflict of laws provisions thereof that would apply the law of any other jurisdiction.

(f)

This Agreement and the Letter Agreement may be executed in one or more counterparts, all of which shall have the same force and effect as if all parties thereto had executed a single copy.

IN WITNESS WHEREOF, the Company and the Executive have acknowledged and executed this Agreement effective as of the seventh day following the date first set forth above, unless revoked prior to such seventh day by the Executive in the manner set forth in Section 6 above.

DOW JONES & COMPANY, INC.

/s/ Peter R. Kann	By:	/s/ James A. Scaduto
Peter R. Kann
	Name:	James A. Scaduto

	Title:	Vice President, Human Resources